UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2020

ARES COMMERCIAL REAL ESTATE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 42nd Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ACRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 16, 2020, ACRC Lender MS LLC (“ACRC”), a subsidiary of Ares Commercial Real Estate Corporation (the “Company”), entered into a $150.0 million master repurchase and securities contract agreement (the “Morgan Stanley Bank Facility”) with Morgan Stanley Bank, N.A. (“Morgan Stanley”). Pursuant to the Morgan Stanley Bank Facility, ACRC is permitted to sell, and later repurchase, eligible commercial mortgage loans collateralized by retail, office, mixed- use, multifamily, industrial, hospitality, student housing or self-storage properties. Morgan Stanley may approve the mortgage loans that are subject to the Morgan Stanley Bank Facility in its sole discretion. ACRC will pay Morgan Stanley a commitment fee following the closing of the Morgan Stanley Bank Facility in equal quarterly installments over the initial term of the Morgan Stanley Bank Facility.

The initial maturity date of the Morgan Stanley Bank Facility is January 16, 2023, and the facility is subject to two 12- month extensions at ACRC’s option upon the satisfaction of certain conditions, including the payment of an extension fee. The pricing rate under the Morgan Stanley Bank Facility will accrue at a per annum rate equal to one-month LIBOR plus a spread ranging from 175 to 225 basis points determined by Morgan Stanley depending upon the mortgage loan sold to Morgan Stanley in the applicable transaction.

The Morgan Stanley Bank Facility contains margin call provisions following the occurrence of certain mortgage loan credit events. The Morgan Stanley Bank Facility is partially guaranteed by the Company pursuant to a Payment Guaranty and Indemnity (the “Payment Guaranty”) for up to a maximum liability of 25% of the then currently outstanding repurchase price for all purchased assets. The agreements governing the Morgan Stanley Bank Facility also contain various customary representations and warranties and provisions regarding events of default, and impose certain customary covenants, on ACRC and the Company, including that the Company is obligated to maintain certain ratios of debt to net worth, fixed charges, liquidity and other financial covenants.

The foregoing summary of the Morgan Stanley Bank Facility and the Payment Guaranty does not purport to be a complete description and is qualified in its entirety by the full text of the Morgan Stanley Bank Facility and the Payment Guaranty, each of which are filed herewith as Exhibit 10.1 and 10.2 to this Current Report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Master Repurchase and Securities Contract Agreement, dated as of January 16, 2020, between ACRC Lender MS LLC and Morgan Stanley Bank, N.A.
10.2	Payment Guaranty and Indemnity, dated as of January 16, 2020, by Ares Commercial Real Estate Corporation in favor of Morgan Stanley Bank, N.A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES COMMERCIAL REAL ESTATE CORPORATION

Date: January 21, 2020	By:	/s/ Anton Feingold
Name: Anton Feingold
Title: General Counsel, Vice President and Secretary